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[WIT SOUNDVIEW LOGO]                                        [E*TRADE LOGO]




FOR IMMEDIATE RELEASE

MEDIA CONTACTS
Jennifer DiClerico               Heather Fondo          Rich Horn
Wit SoundView                    E*TRADE Group, Inc.    E*OFFERING
(212) 253-4481                   (650) 331-5248         (415) 618-6627
jdiclerico@witsoundview.com      hfondo@etrade.com      rhorn@eoffering.com




           WIT SOUNDVIEW AND E*TRADE TO EXPAND STRATEGIC ALLIANCE;

                   SPECIAL MEETING OF SHAREHOLDERS ADJOURNED
                          UNTIL OCTOBER 16, 2000
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         NEW YORK, NY and MENLO PARK, CA, SEPTEMBER 26, 2000 - Wit SoundView
Group, Inc. (NASDAQ:WITC) and E*TRADE Group, Inc. (NASDAQ:EGRP) today announced that they have expanded upon their Strategic Alliance. The expanded Alliance, which resolves open issues raised among the parties to the various agreements, includes increased duration of exclusivity, increased volume of trading flow to Wit SoundView, and enhanced international opportunities. To enable its shareholders to consider updated information regarding E*OFFERING and the amendments, Wit SoundView will adjourn its Special Meeting of Shareholders, scheduled for today, until October 16, 2000, and supplemental proxy materials will be mailed shortly to Wit SoundView shareholders.

         On May 15, 2000, Wit SoundView entered into agreements with E*OFFERING and E*TRADE providing for Wit SoundView to acquire E*OFFERING, and for E*TRADE to make Wit SoundView its exclusive source of IPOs, follow-on offerings and other investment banking products. In addition, E*TRADE agreed to acquire the brokerage accounts of Wit Capital. Wit Capital brokerage accounts will transfer to E*TRADE on September 29, 2000, as scheduled.

                                (more)
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         ABOUT WIT SOUNDVIEW
         -------------------
         WIT SOUNDVIEW GROUP, INC. (NASDAQ: WITC) IS THE LARGEST ONLINE INVESTMENT BANKING GROUP FOCUSED EXCLUSIVELY ON THE INTERNET AND TECHNOLOGY SECTORS. WIT SOUNDVIEW OFFERS A STRONG COMPLEMENT OF INVESTMENT BANKING SERVICES, FROM INTERNET-STRATEGIC ADVISORY, VENTURE CAPITAL AND PRIVATE EQUITY PLACEMENTS, TO PUBLIC OFFERINGS AND M&A ADVISORY. WITH ONE OF THE LARGEST RESEARCH TEAMS IN THE SECTOR, WIT SOUNDVIEW PRODUCES COMPREHENSIVE SELL-SIDE RESEARCH ON OVER 285 INTERNET AND TECHNOLOGY COMPANIES, DEVELOPED FOR OUR ONLINE AND INSTITUTIONAL AUDIENCES. WIT SOUNDVIEW IS RECOGNIZED AS ONE OF THE FIRST FIRMS TO BRING ONLINE INDIVIDUAL INVESTORS DIRECTLY INTO THE CAPITAL FORMATION PROCESS AND CONTINUES TO LEVERAGE THE INTERNET TO REVOLUTIONIZE THE WAY IN WHICH ISSUERS AND INVESTORS COMMUNICATE. FOR MORE INFORMATION, PLEASE SEE www.witsoundview.com. MEMBERS NASD/SIPC.

         ABOUT E*TRADE
         -------------
         E*TRADE IS A GLOBAL LEADER IN ONLINE PERSONAL FINANCE SERVICES OFFERING VALUE-ADDED INVESTING, BANKING AND RESEARCH FEATURES, PREMIUM CUSTOMER SERVICE AND A REDUNDANT, PROPRIETARY STATELESS ARCHITECTURE-SM-INFRASTRUCTURE. IN ADDITION TO THE U.S., E*TRADE PRESENTLY SERVES CUSTOMERS THROUGH BRANDED WEB SITES IN NORWAY, DENMARK, KOREA, JAPAN, THE U.K., SWEDEN, FRANCE, AUSTRALIA, NEW ZEALAND AND CANADA. E*TRADE SECURITIES, INC. (MEMBER OF NASD/SIPC) AND ITS PARENT COMPANY, E*TRADE GROUP, INC. HAVE OFFICES IN NORTHERN CALIFORNIA AND IN OTHER MAJOR BUSINESS CENTERS IN THE U.S. AND WORLDWIDE. E*TRADE IS A REGISTERED TRADEMARK OF E*TRADE SECURITIES, INC.

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